                                                                     EXHIBIT 4.2


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 12, 2002 (the "Agreement"), is made by and between GOLDEN STAR RESOURCES LTD., a Canadian corporation (the "Company"), and the party listed on the signature page of this Agreement or any transferee of securities subject to this Agreement as provided in Section 8 (the "Investor").

         In connection with the Unit Purchase Agreement dated as of December 11, 2002, between the Investor and the Company (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Investor Units, each Unit consisting of one Common Share and one quarter of one Warrant. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Purchase Agreement. To induce the Investor to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), and applicable state securities laws with respect to the Unit Shares and the Warrant Shares.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.       Mandatory Registration for Resale.

         (a) On or before the date that is 30 days after the Closing Date, the Company shall prepare and file, at its expense, a Registration Statement on Form S-3 with the Securities and Exchange Commission ("SEC"), (or, if Form S-3 is not then available, on such form of Registration Statement as is then available) to effect the registration for resale of the Unit Shares and the Warrant Shares (collectively the "Registrable Securities"), which covers the resale of the Registrable Securities by the holders thereof.

         (b) As of the date of this Agreement, the Company meets the requirements for the use of Form S-3 for registration of the Registrable Securities for resale by the Investor. The Company believes that it may register all of the Registrable Securities under the Securities Act on Form S-3. The Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

2. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall:

         (a) use its reasonable best efforts to cause the Registration Statement required to be filed pursuant to Section 1(a) hereof to become effective as soon as practicable and to keep the Registration Statement effective pursuant to Rule 415 and available for use at all times during the period commencing upon such effectiveness and ending on the first anniversary of the Closing Date or such shorter period which will terminate when all Registrable Securities covered by the Registration Statement have been sold or withdrawn (but not prior to expiration of the ninety
(90) day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder (or any successor or replacement rule) if applicable) (the "Registration Period"). The Company represents and warrants to, and covenants and agrees with, the Investor that the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep such Registration Statement effective and available for use at all times during the Registration Period;

         (c) furnish to the Investor (i) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of written correspondence from the SEC or the staff of the SEC relating to such Registration Statement (other than any portion of any thereof that contains information for which the Company has sought confidential treatment) and (ii) such number of copies of the prospectus, including the preliminary prospectus, and all amendments and supplements thereto and such other documents, as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor;

         (d) use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such securities or blue sky laws of such jurisdictions as any Investor reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2(d), (ii) to subject itself to general taxation in any such jurisdiction, (iii) to file a general consent to service of process in any such jurisdiction, (iv) to provide any undertakings that cause more than nominal expense or burden to the Company or (v) to make any change in its articles of incorporation or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders;

         (e) except as provided in this Section 2(e) as promptly as practicable after becoming aware of such event or circumstance, notify the Investor (by telephone and by facsimile) of any event or circumstance of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly (but not later than five (5) days thereafter) to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, file such supplement or amendment with the SEC at such time as shall permit the Investor to sell Registrable Securities as promptly as practicable, and deliver a number of copies of such supplement or amendment to the Investor as such Investor may reasonably request. If, the Board of Directors (i) is advised by counsel that public disclosure of any such event would not be required under applicable securities laws but for the requirement to include such disclosure in the Registration Statement and (ii) concludes in good faith that such disclosure is contrary to the best interest of the Company, it shall inform the Investor of such conclusion (without disclosing the specific nature of the event.) In any such case, as soon as the above described conditions shall no longer apply, the Company shall so inform the Investor and shall promptly file such amendments or supplements to the Registration Statement or make such other filings with the SEC as may be required to cause the misstatement or omission to be corrected. Nothing in this Section 2(e) shall be construed to require the Company to make any disclosure that would require concurrent or prompt public disclosure under Regulation FD if the Board of Directors concludes in good faith that such disclosure is not otherwise required by law and would not be in the best interest of the Company.

         (f) as promptly as practicable after becoming aware of such event, notify the Investor of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time, and the Company shall use its best efforts to prevent the issuance of any such stop order or other suspension;

         (g) provide the Investor a copy of the Registration Statement and all amendments and supplements thereto at least five (5) business days prior to the filing thereof with the SEC, provided, that any failure or delay by the Investor in submitting comments to the Company during such period shall not require the Company to delay its filing of the Registration Statement or any such amendments or supplements; and the Company shall provide all correspondence of the Company to and from the SEC staff regarding the Registration Statement to the Investor upon written request of the Investor;

         (h) make available for inspection by the Investor and its counsel or other agents retained by the Investor (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable the Investor to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information that any Inspector reasonably may request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 2(h). The Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company's own expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential;

         (i)      use its best efforts to cause all the Registrable
Securities covered by the Registration Statement to be listed on the TSE, AMEX or such other principal securities exchange or market on which securities of the same class or series issued by the Company are then listed or traded;

         (j) hold in confidence and not make any disclosure of any information provided by the Investor to the Company and designated by the Investor as its confidential information, unless (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information has been made generally available to the public other than by disclosure in violation of this agreement;

         (k) take all other actions necessary to comply with federal and any applicable state securities laws in connection with the obligations of the Company under this Agreement; and

         (l) take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement.

3. Obligations of the Investor. In connection with the registration of the Registrable Securities, the Investor shall have the following obligations:

         (a) It is a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as shall be necessary for the foregoing and as the Company may reasonably request. At least six (6) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor (the "Requested Information") if any of the Investor's Registrable Securities are eligible for inclusion in the Registration Statement. If at least one (1) business day prior to the filing date the Company has not received the Requested Information from the Investor (a "Non-Responsive Investor"), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Investor but shall not be relieved of its obligation to file a Registration Statement with the SEC relating to the Registrable Securities of such Non-Responsive Investor promptly after such Non-Responsive Investor provides the Requested Information;

         (b) The Investor by acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested thereby in connection with the preparation and filing of the Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor's election to exclude all of the Investor's Registrable Securities from the Registration Statement;

         (c) The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2(e) or 2(f), the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2(e) or 2(f) and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice, except that each Investor may retain one (1) copy of such prospectus solely for its files; and

         (d) The Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the Registration Statement or as is otherwise in compliance with applicable securities laws and that it will promptly notify the Company of any material change in the information set forth in the Registration Statement regarding the Investor's plan of distribution. The Investor agrees (a) to notify the Company in writing in the event that such Investor enters into any material agreement with a broker or a dealer for the sale of the Registrable Securities through a block trade, special offering or exchange distribution and (b) in connection with such agreement, to provide to the Company in writing the information necessary to enable the Company to prepare, at the Company's sole cost and expense, any supplemental prospectus pursuant to Rule 424(c) under the Securities Act which is required with respect to such transaction. In connection with any sale of Registrable Securities which is made pursuant to the Registration Statement, the Investor shall comply with the prospectus delivery requirements of the Securities Act.

4. Expenses of Registration. All reasonable expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, listing, qualification, and filing fees, printing and accounting expenses, fees and disbursements of counsel for the Company, shall be borne by the Company; provided, however, that the Investor shall pay all brokerage and selling commissions and associated costs pertaining to the sale of its Registrable Securities.

5. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         (a) To the extent permitted by law, the Company will defend, indemnify and hold harmless the Investor and its directors, officers, members, employees, partners, agents, and each person who controls the Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations in the Registration Statement, or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any other law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 5(d) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5(a): (w) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement, the prospectus or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 2(c) hereof; (x) shall not apply to a Claim arising out of or based on the Investor's failure to deliver a copy of the Registration Statement or final prospectus or any amendments or supplements thereto after the Company has furnished the Investor with a sufficient number of copies of the same; (y) with respect to any preliminary prospectus shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such person was notified of such untrue statement or omission such prospectus was timely made available by the Company pursuant to Section 2(c) hereof; and (z) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

         (b) In connection with any Registration Statement in which the Investor is participating, the Investor agrees to defend, indemnify and hold harmless, to the same extent and in the same manner set forth in Section 5(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
Section 5(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 5(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented. The obligation of the Investor under this Section 5(b) shall not exceed the purchase price paid by the Investor for the Registrable Securities.

         (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 5 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and continue control of the defense thereof with counsel selected by the indemnifying party but reasonably acceptable to the Indemnified Person or the Indemnified Party, as the case may be, and such indemnifying party shall diligently pursue such defense; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Investors; such legal counsel shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 5, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

6. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 5, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the amount by which the net amount of proceeds received by such seller from the sale of such Registrable Securities exceeds the purchase price paid by such seller for such Registrable Securities.

7. Reports under Exchange Act. With a view to making available to the Investor the benefits of Rule 144, the Company agrees, during the Registration Period, to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

8. Assignment of Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by the Investor to any transferee; provided, (a) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned; (b) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; (c) at or before the time the Company received the written notice contemplated by clause (a) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; (d) such transfer shall have been made in accordance with the applicable provisions of the Purchase Agreement; and (e) in the event the assignment occurs subsequent to the date of effectiveness of the Registration Statement required to be filed pursuant to Section 1(a), such assignee or transferee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment. In connection with any such transfer the Company shall promptly after such assignment take such actions as shall be reasonably required for the Registration Statement and related prospectus to be available for use by such transferee for sales of the Registrable Securities in respect of which the rights to registration have been assigned.

9. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Investor and the Company.

10.      Miscellaneous.

         (a) A person or entity is deemed to be a holder of Registrable Securities or Warrants whenever such person or entity owns of record such Registrable Securities or

Warrants. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities or Warrants, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities or Warrants.

         (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand or courier) or delivered by facsimile: (i) if to the Company, at 10579 Bradford Road, Suite 103, Littleton, Colorado 80127, Attention: Chief Financial Officer, facsimile no. (303) 830-9094, with a copy to Davis Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, Colorado 80202, Attention:
Deborah Friedman, Esq., facsimile no. (303) 893-1379; and (ii) if to the Investors at their respective addresses set forth on the Purchase Agreement; or at such other address as each such party furnishes by notice given in accordance with this Section 9(b), and shall be effective, when personally delivered, upon receipt, and when sent by facsimile, upon receipt of confirmation of successful transmission.

         (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         (d) This Agreement shall be enforced, governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         (f) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         (h) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of day and year first above written.

                                                 GOLDEN STAR RESOURCES LTD.

                                                 By:___________________________
                                                 Name: Allan J. Marter
                                                 Title: Chief Financial Officer

INVESTOR:

Name:____________________________________________

By:______________________________________________
Title:___________________________________________

Address:     ____________________________________
             ____________________________________

Telephone:   ____________________________________
Facsimile:   ____________________________________